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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                      OF MANTECH INTERNATIONAL CORPORATION,
                             A DELAWARE CORPORATION,
                                       AND
                       MANTECH INTERNATIONAL CORPORATION,
                            A NEW JERSEY CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of January __, 2002 (the "Agreement") is by and between ManTech International Corporation, a Delaware corporation ("ManTech Delaware"), and ManTech International Corporation, a New Jersey corporation ("ManTech New Jersey"). ManTech Delaware and ManTech New Jersey are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     WHEREAS, ManTech Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 1,000 shares of Common Stock, par value $0.01 per share (the "Old Delaware Common Stock") and as of the date hereof, 100 shares of Old Delaware Common Stock are issued and outstanding, all of which are held by ManTech New Jersey;

     WHEREAS, immediately prior to the Effective Time of the Merger (as defined below), ManTech Delaware will amend and restate its Certificate of Incorporation so that ManTech Delaware's total authorized capital stock will consist of 220,000,000 shares, of which (a) 150,000,000 shares are Class A common stock, $0.01 par value per share (the "Delaware Class A Common"), (b) 50,000,000 shares are Class B common stock, $0.01 par value per share (the "Delaware Class B Common" and together with the Class A Common, the "ManTech Delaware Common Stock") and (c) 20,000,000 shares are preferred stock, which is undesignated as to series, rights, preferences, privileges or restrictions;

     WHEREAS, ManTech New Jersey is a corporation duly organized and existing under the laws of the State of New Jersey and its total authorized capital stock consists of 25,350,000 shares, no par value per share, of which (a) 25,000,000 shares are designated as Class A common stock ("New Jersey Class A Common"), (b) 250,000 shares are designated as Class B common stock ("New Jersey Class B Common"), and (c) 100,000 shares are designated as Class C common stock ("New Jersey Class C Common" and collectively with the New Jersey Class A Common and New Jersey Class B Common, the "ManTech New Jersey Common Stock").

     WHEREAS, as of the date hereof, 1,022,882 shares of New Jersey Class A Common, 41,113 shares of New Jersey Class B Common, and 71,664 shares of New Jersey Class C Common are issued and outstanding, and there exists the right to purchase an additional 9,789 shares of New Jersey Class B Common pursuant to an option granted under the ManTech International Corporation 1995 Long-Term Incentive Plan (the "Option");

     WHEREAS, the Board of Directors of ManTech New Jersey has determined that, for the purpose of effecting the reincorporation of ManTech New Jersey in the State of Delaware, it is advisable and in the best interests of ManTech New Jersey and its stockholders that ManTech New Jersey merge with and into ManTech Delaware upon the terms and conditions herein provided;

     WHEREAS, the respective Boards of Directors of ManTech Delaware and ManTech New Jersey have approved this Agreement and have directed that this Agreement be submitted to a vote of their

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respective stockholders and, assuming approval thereof, executed by the officers on the signature page hereto.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ManTech Delaware and ManTech New Jersey hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    AGREEMENT

1.   MERGER

     1.1. MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law, including Section 253, and the New Jersey Business Corporation Act, including Section 14A:10-7, ManTech New Jersey shall be merged with and into ManTech Delaware (the "Merger"), the separate existence of ManTech New Jersey shall cease and ManTech Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and ManTech Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "ManTech International Corporation."

     1.2. FILING AND EFFECTIVENESS. The Merger shall become effective when all of the following actions shall have been completed:

          (a) This Agreement and the Merger have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the New Jersey Business Corporation Act;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the New Jersey Business Corporation Act shall have been filed with the Secretary of State of the State of New Jersey.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3. EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of ManTech New Jersey shall cease and ManTech Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) be subject to all actions previously taken by its and ManTech New Jersey's Boards of Directors; (iii) succeed, without other transfer, to all of the assets, rights, powers and property of ManTech New Jersey in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, including, without

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limitation, the ManTech International Corporation 1995 Long-Term Incentive Plan
and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of ManTech New Jersey in the same manner as if ManTech Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the New Jersey Business Corporation Act.

2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1. CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of ManTech Delaware, which shall be attached as Exhibit A to the Certificate of Merger filed with the Delaware Secretary of State on the Effective Date of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2. BYLAWS. The Bylaws of ManTech Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3. DIRECTORS AND OFFICERS. The directors and officers of ManTech New Jersey immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation, and shall have all powers and authorities granted to such office previously.

3.   MANNER OF CONVERSION OF STOCK

     3.1. MANTECH NEW JERSEY COMMON STOCK. Upon the Effective Date of the Merger, each share of New Jersey Class B Common, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares, or any other person, be changed and converted into and exchanged for one share of fully paid and nonassessable share of Delaware Class A Common, and each share of New Jersey Class A Common and New Jersey Class C Common, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares, or any other person, be changed and converted into and exchanged for one share of fully paid and nonassessable share of Delaware Class B Common.

     3.2. MANTECH NEW JERSEY OPTION. Upon the effective date of the Merger, the Option shall be assumed by the Surviving Corporation and shall continue to have and be subject to, the same terms and conditions set forth in the ManTech New Jersey 1995 Long-Term Incentive Plan immediately prior to the effective time, except that (i) such Option shall be exercisable for that number of shares of Delaware Class A Common Stock equal to the number of shares of New Jersey Class B Common that were issuable upon exercise of the Option immediately prior to the Effective Date, and (ii) the per share exercise price for the shares of Delaware Class A Common issuable upon exercise of such assumed Option shall be equal to the per share exercise price for the shares of New Jersey Class B Common that were issuable upon exercise of such Option immediately prior to the Effective Date.

     3.3. OUTSTANDING OLD DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Old Delaware Common Stock, issued and outstanding immediately

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prior thereto shall, by virtue of the Merger and without any action by ManTech
Delaware, the holder of such shares or any other person, be canceled and retired.

     3.4. EXCHANGE OF CERTIFICATES.

     The registered owner on the books and records of the Surviving Corporation of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of ManTech Delaware Common Stock represented by such outstanding certificate as provided above.

     Each certificate representing ManTech Delaware Common Stock issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ManTech New Jersey Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of ManTech Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to ManTech Delaware or any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ManTech Delaware that such tax has been paid or is not payable.

4.   GENERAL

     4.1. FURTHER ASSURANCES. From time to time, as and when required by ManTech Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ManTech New Jersey such deeds and other instruments, and there shall be taken or caused to be taken by ManTech Delaware and ManTech New Jersey such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ManTech Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ManTech New Jersey and otherwise to carry out the purposes of this Agreement, and the officers and directors of ManTech Delaware are fully authorized in the name and on behalf of ManTech New Jersey or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2. ABANDONMENT. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ManTech New Jersey or ManTech Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of ManTech New Jersey or by the sole stockholder of ManTech Delaware, or by both.

     4.3. AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of New Jersey and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall


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not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     4.4. REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington 19801, County of New Castle, and the name of its registered agent at this address is The Corporation Trust Company.

     4.5. AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033-3300, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.6. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the New Jersey Business Corporation Act.

     4.8. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of ManTech Delaware and ManTech New Jersey, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                     MANTECH INTERNATIONAL CORPORATION,

                                     a Delaware corporation

                                     By:
                                     -------------------------------------------
                                     George J. Pedersen, Chairman President and
                                     Chief Executive Officer

ATTEST:

--------------------
Jo-An J. Free, Secretary

                                     MANTECH INTERNATIONAL CORPORATION,
                                     a New Jersey corporation

                                     By:
                                     -------------------------------------------
                                     George J. Pedersen, Chairman, President and
                                     Chief Executive Officer

ATTEST:

--------------------
Jo-An J. Free, Secretary

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